UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2020

BYRNA TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

333-132456	71-1050654
(Commission File Number)	(IRS Employer Identification No.)

100 Burtt Road, Suite 115

Andover, MA 01810

(Address and Zip Code of principal executive offices)

(978) 868-5011

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: None

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 19, 2020, at the 2020 Annual and Special Meeting of Stockholders (the “Annual Meeting”) of Byrna Technologies Inc. (the “Company”), the stockholders of the Company approved the adoption of the Byrna Technologies Inc. 2020 Equity Incentive Plan (the “2020 Plan”) and an employment agreement entered into between the Company and Bryan Scott Ganz, the Company’s Chief Executive Officer and President (the “Ganz Employment Agreement”).

The 2020 Plan and Ganz Employment Agreement previously had been approved, subject to stockholder approval, by the Board of Directors of the Company.

A more complete description of the terms of the 2020 Plan can be found in “PROPOSAL 3 — APPROVAL OF BYRNA TECHNOLOGIES INC. 2020 EQUITY INCENTIVE PLAN” in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on November 13, 2020 (the “2020 Proxy Statement”), which description is incorporated by reference herein. The foregoing description and the description incorporated by reference from the 2020 Proxy Statement are qualified in their entirety by reference to the 2020 Plan, a copy of which is filed as Annex B to the Proxy Statement.

A more complete description of the terms of the Ganz Employment Agreement can be found in “PROPOSAL 4 — APPROVAL OF COMPENSATION OF CHIEF EXECUTIVE OFFICER” in the 2020 Proxy Statement, which description is incorporated by reference herein.

Item 5.07.   Submission of Matters to a Vote of Security Holders.

On November 19, 2020, the Company held its 2020 Annual and Special Meeting of Stockholders (the “Annual Meeting”). A total of 146,835,237 shares of common stock were eligible to vote at the Annual Meeting. The matters voted on at the Annual Meeting were as follows:

1.   Proposal 1: Election of Directors:

Clive Denis Bode, Bryan Scott Ganz, Herbert Hughes, Paul Jensen, and Chris Lavern Reed were elected directors of the Company. The results of the vote were as follows:

Name	Votes For	Votes Withheld
Clive Denis Bode	95,553,527	26,975
Bryan Scott Ganz	95,556,684	23,818
Herbert Hughes	95,501,022	79,480
Paul Jensen	74,734,124	20,846,378
Chris Lavern Reed	95,556,784	23,718

2.   Proposal 2: Approval of Amendment of Certificate of Incorporation:

The stockholders approved an amendment to the Certificate of Incorporation effecting a reverse stock split of the issued shares of common stock, at a ratio in the range from 1-for-5 to 1-for-15, with such ratio to be determined in the discretion of the Board of Directors of the Company and with such reverse stock split to be effected at such time and date as determined by the Board of Directors in its sole discretion. The results of the vote were as follows:

Votes For	Votes Against
95,248,320	332,182

3.   Proposal 3: Approval of the 2020 Plan:

The stockholders approved the 2020 Plan, and the issuance of up to 25,000,000 shares of common stock thereunder. The results of the vote were as follows:

Votes For	Votes Against
91,665,173	3,915,329

4.   Proposal 4: Approval of compensation for the Company’s Chief Executive Officer:

The stockholders approved the compensation for the Company’s Chief Executive Officer and the Ganz Employment Agreement. The results of the vote were as follows:

Votes For	Votes Against
95,157,175	423,327

5.   Proposal 5: Ratification of the Appointment of the Company’s Independent Registered Public Accounting Firm:

The stockholders approved the proposal to ratify the appointment of EisnerAmper LLP as the Company’s independent registered public accounting firm for the fiscal year ending November 30, 2020. The results of the vote were as follows:

Votes For	Votes Withheld
95,562,124	18,378

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BYRNA TECHNOLOGIES INC.

Date: November 19, 2020	By:	/s/ Bryan Ganz
Name: Bryan Ganz Title: Chief Executive Officer